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                                                                       EXHIBIT 3
                           SAFEGUARD SCIENTIFICS, INC.
                           AMENDED AND RESTATED BYLAWS


                                    ARTICLE I
                                  SHAREHOLDERS

         SECTION 1. PLACE OF HOLDING MEETINGS. All meetings of the shareholders shall be held at the registered office of the corporation in Philadelphia, in the County of Philadelphia, in the Commonwealth of Pennsylvania, or such other location within or without the Commonwealth of Pennsylvania as the Board of Directors may designate.

         SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. The Board of Directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the Board the meeting for any calendar year shall be held on the fourth Thursday of April in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 2:00 o'clock P.M., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

         SECTION 3. VOTING. Each shareholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder: provided, however, that in all elections for directors, every shareholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the number of directors to be elected, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates, and the candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

         The vote for directors or upon any question which may come before a shareholders' meeting need not be by ballot except upon demand made by a shareholder at the election before the meeting begins.

         All elections shall be had and all questions decided by plurality vote, except as otherwise provided by the Articles of Incorporation and/or by the laws of the Commonwealth of Pennsylvania.

         The officer having charge of the transfer books, shall make, at least five days before such meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting, arrange in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office and shall be subject to the inspection of any shareholder at any time during the whole time of the meeting.
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         SECTION 4. QUORUM. Any number of shareholders together holding at least a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business.

         SECTION 5. ADJOURNMENT OF MEETINGS. If less than a quorum shall be in attendance at any time for which the meeting shall have been called, the meeting may, after the lapse of at least half an hour, be adjourned from day to day or for such longer periods, not exceeding fifteen days each, as the holders of a majority of the shares present in person or by proxy shall direct, provided, however, that any meeting at which directors are to be elected shall be adjourned only as herein provided until such directors have been elected and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

         SECTION 6. SPECIAL MEETINGS. HOW CALLED. Special meetings of the shareholders may be called by the Chairman of the Board, President or Secretary, and shall be called upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the Secretary, signed by a majority of the directors.

         SECTION 7. NOTICE OF SHAREHOLDERS' MEETING. Written or printed notice, stating the place and time of every meeting, and the general nature of the business to be considered, shall be given by or at the direction of the person authorized to call the meeting, to each shareholder entitled to vote thereat at his last known post office address, at least ten days before the meeting in the case of an annual meeting, and ten days before the meeting in the case of a special meeting, unless otherwise provided by law.

         No business other than that stated in the notice shall be transacted at any meeting without unanimous consent of all shareholders entitled to vote thereat.

         SECTION 8. FINANCIAL REPORT TO SHAREHOLDERS. It shall not be necessary for the directors to cause to be sent to the shareholders the financial report set forth in section three hundred eighteen (318) of the Business Corporation Law.

         SECTION 9. DETERMINATION OF SHAREHOLDERS OF RECORD. The Board of Directors may fix a time, which time may be more or less than fifty days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as the record date for the determination of shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.



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                                   ARTICLE II
                                    DIRECTORS

         SECTION 1. NUMBER, TERM, QUORUM. The number of directors shall be not less than five nor more than fifteen, as shall be determined from time to time by the Board of Directors. The directors shall be elected by plurality vote at the annual meeting of the shareholders and each director shall be elected for a term of at least one year and except in the event of his resignation shall serve until his successor shall be elected and shall qualify. Directors need not be shareholders.

         A majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. If at any meeting of the board there shall be less than quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

         SECTION 2. ANNUAL MEETING OF DIRECTORS. The Board of Directors shall hold an annual meeting immediately after the annual meeting of the shareholders, if all the directors be present, for the purposes of organization, the election of officers and the transaction of business; or such meeting may be held at such other time and place as may be fixed by consent in writing of all the directors.

         SECTION 3. ELECTION OF OFFICERS. At their annual meeting, or at any subsequent meeting called for the purpose, the directors shall elect a Chairman of the Board of Directors, a President, a Treasurer and a Secretary, and there may also be one or more Vice-Presidents and such other officers and assistant officers as the needs of the corporation may require, none of whom need be directors. Such officers and assistant officers shall hold office until the next annual election of officers and until their successors are elected and qualify.

         SECTION 4. REGULAR MEETINGS. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

         SECTION 5. SPECIAL MEETINGS. HOW CALLED: NOTICE. Special meetings of the board may be called by the Chairman of the Board of Directors, the President, or by the Secretary on the written request of any two directors on two days' notice to each director.

         SECTION 6. GENERAL POWERS OF DIRECTORS; PERSONAL LIABILITY.

         (a) The Board of Directors shall have the management of the business of the corporation, and subject to the restrictions imposed by law, by the Articles of


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Incorporation, or by these bylaws, may exercise all the powers of the corporation as provided in Section 302 of the Business Corporation Law, as amended.

         (b) A director of the Company shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under 42 Pa.C.S. Section 8363 and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or Federal law. The provisions of this subsection shall be effective January 27, 1987, but shall not apply to any action filed prior to that date nor to any breach of performance of duty or any failure of performance of duty by a director occurring prior to that date.

         SECTION 7. COMPENSATION OF DIRECTORS. Directors may receive compensation for their services as directors, or by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Any director may serve the corporation in any other capacity as an officer, agent, or otherwise, and receive compensation therefor.

         SECTION 8. EXECUTIVE COMMITTEE. The board of Directors may, by resolution adopted by the majority of the whole Board, designate an executive committee consisting of two or more of its members, which executive committee shall have and may exercise the powers granted in these Bylaws to the Board of Directors in the management of the business and affairs of the Company.

         SECTION 9. CONFERENCE TELEPHONE MEETINGS. One or more Directors may participate in a meeting of the Board or of an executive committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                   ARTICLE III
                                    OFFICERS

         SECTION 1. The officers of the Corporation in addition to the directors, shall be a Chairman of the Board of Directors, a President, a Secretary and a Treasurer, and there may also be one or more Vice-Presidents, and such other officers as may from time to time be elected or appointed by the Board of Directors. Any two offices may be held by the same persons except the office of President and Vice-President or President and Secretary.

         SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall preside at all meetings of the Shareholders and of the Board of Directors and shall have the discretion to exercise the powers granted to the President of the Corporation in Section 3 below.



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         SECTION 3. PRESIDENT. The President, in the absence of the Chairman of the Board, shall preside at all meetings of directors and shareholders. He shall be the active executive officer of the corporation and shall exercise detailed supervision over the business of the corporation and over its several officers, subject, however, to the control of the Board of Directors.

         SECTION 4. VICE-PRESIDENT. The Vice-President or Vice-Presidents, in the order of their seniority, shall, in the absence of the Chairman of the Board and the President, or in the event of their inability to act, perform the functions of such officers and such other duties as may be assigned to them from time to time by the Chairman of the Board, the President or the Board of Directors.

         SECTION 5. SECRETARY. The Secretary shall give notice of all meetings of shareholders and directors, and all other notice required by law or by these bylaws. He shall record all the proceedings of the meetings of the corporation and of the directors, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation, and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

         SECTION 6. TREASURER. The Treasurer shall be the Chief Accounting Officer of the Corporation, he shall have custody of all funds and securities, and shall receive and give or cause to be given receipts and acquittances for moneys paid in on account of the corporation and shall pay out of the funds on hand all just debts of the corporation; and he shall perform all the other duties incident to the office of Treasurer.

         SECTION 7. OTHER OFFICERS. All other officers elected or appointed by the Board of Directors shall have such powers and shall perform such duties as shall be assigned to them by the directors.

                                   ARTICLE IV
                       RESIGNATIONS; FILLING OF VACANCIES;
                        INCREASE OF NUMBER OF DIRECTORS

         SECTION 1. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 2. FILLING OF VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may elect any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor


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shall be duly elected by the shareholders at the next annual meeting or at any special meeting duly called for that purpose and held prior thereto.

         SECTION 3. INCREASE OF NUMBER OF DIRECTORS. The number of directors may be increased at any time, by amendment of these bylaws, by the affirmative vote of a majority of the directors or, by the affirmative vote of a majority in interest of the shareholders, at any regular or special meeting, called and held for such purpose, and by like vote the additional directors may be elected at such meeting to hold office until the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

                                    ARTICLE V
                                  CAPITAL STOCK

         SECTION 1. CERTIFICATES OF STOCK. The certificates or shares of the corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be. Every share certificate shall be signed by the President or Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or by a transfer clerk of the corporation, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued by the corporation with the same effect as if the officers had not ceased to be such at the date of its issue.

         SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the company against any claim that may be made against it on account of the alleged loss of any such certificate.

         SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation and cancelled, and new certificates shall thereupon be issued. The corporation shall be entitled to appoint or designate a transfer agent and when certificates are signed by a transfer agent or an assistant transfer agent or a transfer clerk acting on behalf of the corporation, the signature of the officers of the corporation thereon may be facsimiles.



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         SECTION 4. RIGHTS. Rights issued pursuant to the Rights Agreement, dated March 31, 1988, between the corporation and Mellon Bank (East), N.A. (the "Rights Agreement") may be transferred by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement) only in accordance with the terms of, and subject to restrictions contained in, the Rights Agreement.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         SECTION 1. CORPORATE SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL PENNSYLVANIA." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 2. FISCAL YEAR. The fiscal year of the corporation shall be the calendar year, commencing with the calendar year which began on January 1, 1966.

         SECTION 3. OFFICES AND RECORDS. Unless and until changed, as provided by law, the registered office of the corporation shall be established and maintained at the address set forth in the Articles of Incorporation. An original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of the bylaws, certified by the Secretary, shall be kept at the registered office and an original or duplicate share register and the books or records of account shall likewise be kept at the registered office.

         SECTION 4. CHECKS, DRAFTS, NOTES. All checks, drafts or other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 5. WAIVER OF NOTICE. Any notice required to be given under these bylaws may be waived by the person entitled thereto. Shareholders not entitled to vote shall not be entitled to receive notice of any meeting except as otherwise provided by statute.

                                   ARTICLE VII
                                   AMENDMENTS

         SECTION 1. AMENDMENT OF BYLAWS. The shareholders by the affirmative vote of the holders of a majority of the shares issued and outstanding and entitled to vote, or the directors, by the affirmative vote of a majority of the directors, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, amend or alter any of the bylaws.



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                                  ARTICLE VIII
                  INDEMNIFICATION OF DIRECTORS, OFFICERS, ETC.

         SECTION 1. SCOPE OF INDEMNIFICATION.

         (a) The Company shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, including without limitation liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except where such indemnification is expressly prohibited by applicable law or where the conduct of the indemnified representative has been determined pursuant to Section 6 to constitute willful misconduct or recklessness within the meaning of 42 Pa.C.S. 8365(b) or any superseding provision of law or self-dealing sufficient in the circumstances to bar indemnification against liabilities arising from the conduct. "Self-dealing" shall mean the receipt of a personal benefit from the Company to which the indemnified representative is not legally entitled under Section 409.1 of the Pennsylvania Business Corporation Law or otherwise.

         (b) If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Company shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

         (c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the indemnified representative is not entitled to indemnification.

         (d) For purposes of this Article:

                  (1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the Company, or, at the request of the Company, as a director, officer, employee, agent, fiduciary or trustee of another Company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

                  (2) "indemnified representative" means any and all directors and officers of the Company and any other person designated as an indemnified representative by the Board of Directors of the Company (which may, but need not, include any person serving at the request of the Company, as a director, officer, employee, agent, fiduciary or trustee of another Company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);



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                  (3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

                  (4) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, a class of its security holders or otherwise.

         SECTION 2. PROCEEDINGS INITIATED BY INDEMNIFIED REPRESENTATIVES. Notwithstanding any other provision of this Article, the Company shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 6 of this Article or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

         SECTION 3. ADVANCING EXPENSES. The Company shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 1 or 2 of this Article upon receipt of an undertaking by or on behalf of the indemnified representative to repay such amount if it shall ultimately be determined pursuant to Section 6 of this Article that such person is not entitled to be indemnified by the Company pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

         SECTION 4. SECURING OF INDEMNIFICATION OBLIGATIONS. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Company may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Company, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.



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         SECTION 5. PAYMENT OF INDEMNIFICATION. An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the Company.

         SECTION 6. ARBITRATION. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 which the Company has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the Company are located, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Company, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator, or if the arbitrators selected by the Company and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the Company and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area. Each arbitrator selected as provided herein is required to be or have been a director or executive officer of a Company whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System. The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof. The Company shall reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable.

         SECTION 7. DISCHARGE OF DUTY. An indemnified representative shall be deemed to have discharged such person's duty to the Company if he or she has relied in good faith on information, opinions, reports or statements prepared or presented by any of the following:

                  (1) one or more officers or employees of the Company whom the indemnified representative reasonably believes to be reliable and competent with respect to the matter presented;

                  (2) legal counsel, public accountants or other persons as to matters that the indemnified representative reasonably believes are within the person's professional or expert competence; or



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                  (3) a committee of the Board of Directors on which he or she does not serve as to matters within its area of designated authority, which committee he or she reasonably believes to merit confidence.

         SECTION 8. CONTRACT RIGHTS; AMENDMENT OR REPEAL. All rights to indemnification and advancement of expenses under this Article shall be deemed a contract between the Company and the indemnified representative pursuant to which the Company and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only as to conduct of an indemnified representative occurring thereafter and shall not affect any rights or obligations then existing.

         SECTION 9. SCOPE OF ARTICLE. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

         SECTION 10. RELIANCE ON PROVISIONS. Each person who shall act as an indemnified representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification and advancement of expenses provided by this Article.

         SECTION 11. INTERPRETATION. The provisions of this Article have been approved and ratified by the shareholders of the Company and are intended to constitute Bylaws authorized by Section 410F of the Pennsylvania Business Company Law and Section 8365 of the Directors Liability Act (42 Pa.C.S. 8365).

                                   ARTICLE IX
                   INAPPLICABILITY OF SUBCHAPTERS 25G AND 25H
                                  OF 15 PA.C.S.

         SECTION 1. CONTROL-SHARE ACQUISITIONS. Subchapter 25G (relating to control-share acquisitions) of 15 Pa.C.S. or any corresponding provisions of succeeding law shall not be applicable to the corporation. (Adopted by the Board of Directors on July 25, 1990.)



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         SECTION 2. DISGORGEMENT. Subchapter 25H (relating to disgorgement by certain controlling shareholders following attempts to acquire control) of 15 Pa.C.S. or any corresponding provision of succeeding law shall not be applicable to the corporation. (Adopted by the Board of Directors on July 25, 1990.)



------------------------

Article II Section 1 was amended by resolution of the Board of Directors on August 12, 1997

Article II Section 1 was amended by resolution of the Board of Directors on September 26, 1998

Article II Section I was amended by resolution of the Board of Directors on February 11, 1999

Article I, Section 6 was amended by resolution of the Board of Directors on February 10, 2000





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